UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2017

VISA INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 432-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 18, 2017, the Board of Directors (the “Board”) of Visa Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, increased the size of the Board from nine to 10 members and appointed John F. Lundgren to the Board, effective immediately, for a term that will expire at the Company’s 2018 Annual Meeting of Stockholders. Mr. Lundgren was also appointed to the Audit and Risk Committee, effective immediately. A press release announcing Mr. Lundgren’s appointment to the Board is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.
The Board determined that Mr. Lundgren is an independent director within the meaning of the New York Stock Exchange listing standards. There are no arrangements or understandings between Mr. Lundgren and any other persons pursuant to which he was selected as a director. There are no transactions involving the Company and Mr. Lundgren that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.
Mr. Lundgren will receive compensation for his Board and committee service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 8, 2016.
The Company will enter into an indemnification agreement with Mr. Lundgren in the form of the Company’s standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 25, 2012, and is incorporated herein by reference.
Item 8.01     Other Events.

In addition, the Company issued a press release announcing that the Board declared a quarterly cash dividend of $0.165 per share of class A common stock (determined in the case of class B and C common stock and series B and C convertible participating preferred stock on an as-converted basis), payable on June 6, 2017, to all holders of record as of May 19, 2017.
A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

99.1	Press release issued by Visa Inc., dated April 18, 2017
99.2	Press release issued by Visa Inc., dated April 18, 2017

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.
Date: April 18, 2017	By: /s/ Alfred F. Kelly Alfred F. Kelly, Jr. Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Visa Inc., dated April 18, 2017
99.2	Press release issued by Visa Inc., dated April 18, 2017